UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 16, 2012

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.

Atlanta, GA 30309

(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                     Submission of Matters to a Vote of Security Holders

TeamStaff held its Annual Meeting of Shareholders on February 16, 2012 in New York, New York. The results of the matters voted on by the shareholders are set forth below. Only shareholders of record as of the close of business on January 10, 2012 were entitled to vote at the Annual Meeting. As of the record date, 6,074,933 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 4,813,719 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum.

1.              The shareholders voted to elect the following Class I directors by the votes indicated:

Nominee	For	Withheld	Broker Non-Votes

T. Stephen Johnson	1,738,355	27,721	3,047,643

Peter Black	1,732,336	33,740	3,047,643

2.              The shareholders voted to approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to DLH Holdings Corp. by the following votes:

For	Against	Abstain
4,537,281	264,498	11,940

3.              The shareholders voted to ratify the appointment of Withum, Smith + Brown, P.C. as TeamStaff’s independent registered public accounting firm for the fiscal year ending September 30, 2012, by the following votes:

For	Against	Abstain
4,643,690	157,763	12,266

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

	By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	Chief Executive Officer
Date: February 21, 2012